OLD REPUBLIC INTERNATIONAL CORPORATION
Proxy Solicited on Behalf of the Board of Directors

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The undersigned hereby appoints PAUL D. ADAMS, SPENCER LEROY III and
A. C. Zucaro or any one of them (with full power of substitution in each) the proxy or proxies of the undersigned to vote, as designated below, all shares of Old Republic International Corporation Common and Preferred Stock that the undersigned is entitled to vote at the annual meeting of the shareholders to be held in Room 2300 at the offices of Old Republic International Corporation, 307 North Michigan Avenue, Chicago, Illinois 60601, on May 12, 1995, at 3:00 P.M., Chicago Time, or at any adjournment thereof.

Election of four Class 2 Directors. Nominees:

Jimmy A. Dew, Darrel M. Holt, John W. Popp and David Sursa

This proxy is revocable at any time before it is exercised.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for proposal 1 and in the proxy's discretion upon such other business as may properly come before the meeting or any adjournment thereof.

(continued, and to be signed and dated, on reverse side)

Please mark your votes as in this example [x]

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposal 1.

The Board of Directors recommends a vote FOR Proposal 1

   [ ] FOR  [ ] WITHHELD
1. Election of Directors         2.In their discretion upon such other business
                                   as may properly come before the meeting or any adjournment thereof.


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For, except vote withheld from the follownig nominee(s):

Please sign exactly as your name or names appears hereon. Joint owners should each sign personally. If signing in fiduciary or representative capacity, give full title as such.


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 Signature                                                Date